UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of report (Date of earliest event reported) March 27, 2006 (March 21, 2006)

Cendant Corporation

(Exact name of Registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation) 9 West 57th Street New York, NY (Address of principal executive office)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number) 10019 (Zip Code)

Registrant's telephone number, including area code (212) 413-1800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Modifications to Certain Equity Incentive Awards

On March 23, 2006, the Compensation Committee of our Board of Directors approved a modification to our previously disclosed accelerated vesting schedule of long term equity incentive awards in connection with the proposed separation of Cendant into four independent, publicly-traded pure play companies. Subject to the commencement of the proposed separation, and subject to necessary consents, all such awards will become vested upon the 30th day following our second completed spin-off transaction; provided, however, that any awards which vest upon the attainment of above-target performance goals will automatically terminate. The foregoing will apply to current employees as of the date of the proposed vesting, as well as employees whose employment terminates in connection with the separation transactions. The foregoing will apply to awards which were originally granted in the form of Cendant equity, and which will be converted into the form of equity of our separated entities. In light of our decision to separate such entities in a series of spin-off transactions, rather than in a single transaction, the foregoing modifies our intended vesting schedule of such awards, which was previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2005. Our Chairman and Chief Executive Officer, Mr. Silverman, will not benefit from our plan to accelerate equity incentive awards.

On March 23, 2006, the Compensation Committee of our Board of Directors also approved modifications to certain outstanding options to purchase shares of our common stock held by certain of our current employees and directors. Subject to the commencement of the proposed separation of Cendant, in the event a current employee is involuntarily terminated from employment by us or one of our separated companies, or is constructively discharged, or a director is separated from service from us or one of our separated entities, then the post-service exercise period relating to such person's stock options will be three years, but not beyond the original expiration date of such stock options. The foregoing applies only to stock options held by current employees and directors which were already vested as of December 31, 2004, and which were granted pursuant to a stock option plan that provides our Compensation Committee with such authority.

Amendment to Cendant Credit Facility

In connection with the previously disclosed financings by Cendant's vehicle rental business and the proposed separation of Cendant, we entered into the First Amendment, dated as of March 9, 2006, to the Five Year Competitive Advance and Revolving Credit Agreement dated as of November 22, 2004, among Cendant Corporation, as Borrower, certain subsidiaries of the Borrower from time to time party thereto, the lenders referred to therein and JPMorgan Chase Bank, N.A., as administrative agent. Such amendment became effective on March 23, 2006. A copy of this amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Certain of the lenders party to the credit agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

Amendment to AESOP Conduit Facility

On March 21, 2006, our Cendant Rental Car Funding (AESOP) LLC subsidiary (i) increased the maximum available amount under the Series 2002-2 Notes by $400,000,000, for a total of $1,000,000,000 of availability, (ii) extended the expiration date of the Series 2002-2 Notes to March 20, 2007, (iii) updated the methodology for calculating enhancement for the 2002-2 Notes in accordance with new rating agency criteria and (iv) terminated the Series 2004-4 Notes, which previously provided capacity of $200 million. As a result, the capacity of our vehicle rental program asset-back funding arrangement was increased by $200 million, subject to maintaining sufficient assets to collateralize the debt. A copy of the Seventh Amendment to the Amended and Restated Series 2002-2 Supplement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Certain of the conduit purchasers of the Series 2002-2 Notes and the trustee, and their respective affiliates, have performed and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 9.01	Financial Statements and Exhibits.

     (d) Exhibits.

10.1
First Amendment, dated as of March 9, 2006, to the Five Year Competitive Advance and Revolving Credit Agreement dated as of November 22, 2004, among Cendant Corporation, as Borrower, certain subsidiaries of the Borrower from time to time party thereto, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2
Seventh Amendment, dated as of March 21, 2006, to the Amended and Restated Series 2002-2 Supplement dated as of November 22, 2002, among Cendant Rental Car Funding (AESOP) LLC (formerly known as AESOP Funding II L.L.C.), as Issuer, Cendant Car Rental Group, LLC (formerly known as Cendant Car Rental Group, Inc.), as Administrator, certain CP Conduit Purchasers, certain APA Banks and the Funding Agents named therein and The Bank of New York, as Trustee and Series 2002-2 Agent, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, between Cendant Rental Car Funding (AESOP) LLC, as Issuer, and The Bank of New York, as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	CENDANT CORPORATION /s/ Eric J. Bock
Eric J. Bock Executive Vice President, Law and Corporate Secretary

Date: March 27, 2006

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K

Report Dated March 27, 2006 (March 21, 2006)

EXHIBIT INDEX

Exhibit No.	Description
10.1

First Amendment, dated as of March 9, 2006, to the Five Year Competitive Advance and Revolving Credit Agreement dated as of November 22, 2004, among Cendant Corporation, as Borrower, certain subsidiaries of the Borrower from time to time party thereto, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2
Seventh Amendment, dated as of March 21, 2006, to the Amended and Restated Series 2002-2 Supplement dated as of November 22, 2002, among Cendant Rental Car Funding (AESOP) LLC (formerly known as AESOP Funding II L.L.C.), as Issuer, Cendant Car Rental Group, LLC (formerly known as Cendant Car Rental Group, Inc.), as Administrator, certain CP Conduit Purchasers, certain APA Banks and the Funding Agents named therein and The Bank of New York, as Trustee and Series 2002-2 Agent, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, between Cendant Rental Car Funding (AESOP) LLC, as Issuer, and The Bank of New York, as Trustee.